The following Form of Employment Agreement was entered into with the following executive officers:


      Name              Start Date    Term     Salary     Positions            Other Significant Changes

Robert Warner            03/15/98    3 years   $60,000    Senior Account       Section  5.b,  Termination
                                                          Executive/Director   by     Company     without
                                                          of Carrier Sales     "Cause", eliminated

William Zimmerling       04/01/98    3 years   $80,000    Vice President/      Section  5.b,  Termination
                                                          Executive Vice       by     Company     without
                                                          President            "Cause", eliminated

                          FORM OF EMPLOYMENT AGREEMENT
                          ----------------------------

        AGREEMENT  made  as of the  ___  day of  ______,  1998,  by and  between
____________,        an        adult        individual        residing        at
___________________________________ (hereinafter referred to as "Executive") and
VDC Corporation  Ltd., a Bermuda  corporation  having a registered  office at 44
Church  Street,  Hamilton  HM  FX  Bermuda  (hereinafter  referred  to  as  the"
Company").

                                   WITNESSETH
                                   ----------

        WHEREAS, on even date herewith, through its wholly-owned subsidiary, Blue Sky Telecommunications, Inc., (the "Sub"), the Company completed the purchase of the assets, business and operations of Blue Sky International, L.L.C., a Colorado limited liability company ("LLC");

        WHEREAS, the purchase of LLC was accomplished pursuant to the terms of an Asset Purchase Agreement entered into among the parties hereto on even date herewith ("Asset Purchase Agreement"); and

        WHEREAS, pursuant to the terms of the Asset Purchase Agreement, the Company agreed to employ Executive and Executive agreed to become employed by the Company, each upon the terms and conditions contained within this Employment Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      Employment Term, Duties and Acceptance

        a. The Company hereby retains the Executive as ___________________, to render his services to the Company upon the terms and conditions herein contained, in such executive capacity, subject to the direction of the Company through its principal executive officers (including its Chief Executive, Chief Operating or Chief Financial Officers), or its Board of Directors.

        b. In recognition that the Company desires to continue the operation of the historic business of LLC through the Sub, the Company also assigns to the Executive the position as _______________________ of the Sub, and Executive accepts such position and agrees to render such services to the Sub in such executive capacities as are assigned to him by, and subject to the discretion of, the Board of Directors of Sub.

        c. The Executive hereby accepts the foregoing employment and agrees to devote his full time, best efforts, energy and skill to such employment.

        d. The Executive shall not engage in any other business endeavor or activity during the Employment Period.

        e. The Executive hereby agrees that any and all business opportunities which are similar to or in competition with the Business of the Company (as such term is used and defined in Section 6(a) below) and are available as of the date hereof or become available to the Executive during the Employment Period shall automatically become the sole property of the Company without any obligation of the Company to compensate or otherwise pay the Executive for such opportunities.

        f. The term of the Executive's employment hereunder (the "Employment Period") shall commence on the date hereof and shall end on the third anniversary hereof, unless sooner terminated as provided herein, provided, however, that the Employment Period shall be extended and this Agreement shall be automatically renewed for successive one-year periods unless: (i) this Agreement is terminated as otherwise provided herein; or (ii) Executive provides written notice to the Company of his desire not to extend the Employment Period at least sixty (60) days prior to the expiration of the then lapsing term.

2.      Compensation and Expense Reimbursement

        a. As base compensation for the Executive duly rendering his services to the Company and the Sub pursuant to the terms of this Agreement, Company agrees to pay and Executive agrees to accept a base salary ("Base Salary") of _________ Dollars ($___________) per annum to be paid in accordance with the general payroll practices of the Company as from time to time in effect. The Base Salary will be subject to merit increases annually as determined by the Board of Directors.

        b. Any bonus or other compensation provided for herein shall at all times be exclusive of Executive's interest in and to the options granted by the Company to him as set forth in the Option to Purchase Common Shares entered into by the Executive and the Company and dated of even date herewith (the "Option Agreement"), as well as any stock option plan(s) that may in the future be adopted by the Company for its management personnel.

        c. The Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, including all of the Executive's travel, hotel, meal and other incidental expenses during the Executive's travel on behalf of the Company. Executive shall keep detailed and accurate records of expenses incurred in connection with the performance of his duties hereunder and reimbursement therefor shall be in accordance with policies and procedures to be established from time to time by the Board.

3.      Fringe Benefits

        a. Executive shall be entitled, subject to the terms and conditions of particular plans and programs, to all fringe benefits generally afforded to other employees of the Company at the level of Executive, including, but not by way of limitation, the right to participate in any pension, stock option, retirement, major medical, group health, disability, accident and life insurance, and other employee benefit programs made generally available, from time to time, by the Company.

        b. During the term of this Agreement, the Company shall include Executive and his family in family health insurance coverage provided for executive level employees of the Company.

4.      Vacations

               Executive shall be entitled to compensated vacation in each fiscal year, to be taken at times which do not unreasonably interfere with the performance of Executive's duties hereunder and otherwise in accordance with the Company's vacation policies in effect from time to time as applied to other executives of the Company.

5.      Termination

        a. Termination by Company for "Cause". In addition to any other remedies which the Company may have at law or in equity, the Board of Directors may upon the affirmative vote of no less than a majority of its members, terminate Executive's employment under this Agreement by giving Executive written notice of such termination upon or at any time following the occurrence of any of the following events, and each such termination shall constitute a termination for "cause," provided, however, that Executive has first been given written notice of the facts or circumstances constituting the determination of "cause" and a reasonable opportunity (in no event less than fifteen (15) days) to cure, rectify or reverse such facts or circumstances and Executive shall have failed to do so: (a) any act or failure to act (or series or combination thereof) by Executive done with the intent to harm in any material respect the interests of the Company or any affiliate thereof; (b) the commission by Executive of a felony for which he is convicted by a court of competent jurisdiction; (c) the finding by a court of competent jurisdiction that Executive perpetrated a dishonest act or common law fraud against the Company or any affiliate thereof; or (d) a grossly negligent act or failure to act (or series or combination thereof) by Executive detrimental to a material extent to the interests of the Company or any affiliate thereof; or (e) the continued refusal to follow the directives of the Board or the Company's Chief Executive Officer which are consistent with Executive's duties, responsibilities and covenants hereunder unless the failure to follow such directives were either: (i) based upon the advice of counsel; or (ii) based upon the Executive's judgment in good faith that such directives would not be in the best interests of the Company or its members.

        Upon the early termination of Executive's employment under this Agreement by the Company for "cause," the Company shall pay to Executive: (i) an amount equal to Executive's Base Salary accrued through the effective date of termination at the rate in effect at the time of termination, payable at the time such payment is due; and (ii) any expense reimbursement amounts accrued to the effective date of termination, payable on the effective date of termination. Upon payment of such amounts, the Company shall have no further obligation to Executive under this Agreement.

        b. Termination by Company without "Cause". At any time after the six month anniversary of the date of this Agreement, the Company may terminate this Agreement for any reason or no reason other than for cause upon thirty (30) days written notice to the Executive. Upon the early termination of the Executive's employment under this Agreement by the Company "without cause," the Company shall pay to the Executive: (i) an amount equal to the Executive's Base Salary accrued through the effective date of termination at the rate in effect at the time of termination, payable at the time such payment is due; (ii) a lump sum payment at the time of termination equal to three month's Base Salary, payable on the effective date of termination; and (iii) any expense reimbursement amounts accrued to the effective date of termination, payable on the effective date of termination. Upon payment of such amounts, the Company shall have no further obligation to Executive under this Agreement, and Executive shall have no further rights under this Agreement.

        c. Incapacity of Executive. Subject to applicable law, if Executive shall become ill or be injured or otherwise become incapacitated such that, in the opinion of the Board of Directors, he cannot fully carry out and perform his duties hereunder, and such incapacity shall continue for a period of 180 consecutive days, the Board of Directors may, at any time thereafter, by giving Executive twenty (20) days' prior written notice, fully and finally terminate his employment under this Agreement. Termination under this Section 5(c) shall be effective as of the date provided in such notice, which date shall not be fewer than thirty (30) days after such notice is delivered to Executive or his representative, and on the effective date of termination, the Company shall pay the Executive (i) his Base Salary accrued to the effective date of termination at the rate in effect at the time of such notice, payable at the time such payment is due; and (ii) any expense reimbursement amounts accrued to the effective date of termination, payable on the effective date of termination. Upon payment of such amounts, the Company shall have no further obligation to Executive under this Agreement, and Executive shall have no further rights under this Agreement.

       d. Death of Executive. This Agreement shall automatically terminate upon the death of Executive. Upon the early termination of this Agreement as a result of death, the Company shall pay the Executive's estate: (i) an amount equal to the Executive's Base Salary accrued through the effective date of termination at the rate in effect at the effective date of termination, payable at the time such payment is due; and (ii) any expense reimbursement amounts accrued to the effective date of termination, payable on the effective date of termination. Upon payment of such amounts, the Company shall have no further obligation to Executive under this Agreement, and Executive shall have no further rights under this Agreement.

        e. Termination by Employee. At any time after the six month anniversary of the date of this Agreement, the Executive may terminate this Agreement by giving at least thirty (30) days' prior written notice to the Company.

        f. Mitigation. The Executive shall not be required to mitigate the amount of any payment or other benefits provided for under this Agreement by seeking other employment and none of these payments or other benefits may be reduced by any salary or other benefits that Executive may earn.

6.      Covenant Not to Compete

        a. The Executive recognizes and acknowledges that the Company is placing its confidence and trust in the Executive. The Executive, therefore, covenants and agrees that during the Applicable Non-Compete Period (as defined below), the Executive shall not, either directly or indirectly, without the prior written consent of the Board of Directors: (i) engage in or carry on any business or in any way become associated with any business which is similar to or is in competition with the Business of the Company (as such term is used and defined below); (ii) solicit the business of any person or entity, on behalf of himself or any other person or entity, which is or has been at any time during the term of this Agreement a material customer or material supplier of the Company including, but not limited to, former or present customers or suppliers with whom the Executive has had personal contact during, or by reason of, his relationship with the Company; (iii) be or become an employee, agent, consultant, representative, director or officer of, or be otherwise in any manner associated with, any person, firm, corporation, association or other entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company; (iv) solicit for employment or employ any person employed by the Company at any time during the 12-month period immediately preceding such solicitation or employment; or (v) be or become a shareholder, joint venturer, owner (in whole or in part), partner, or be or become associated with or have any proprietary or financial interest in or of any firm, corporation, association or other entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company. Notwithstanding the preceding sentence above, the following shall not be deemed to violate this Section 6:

               i. passive equity investments by Executive of $25,000 or less in any entity or affiliated group of any entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company; or

               ii. passive equity investments by Executive in excess of $25,000 in any entity or affiliated group of any entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company, so long as and only to the extent that Executive has obtained the prior written consent of the Company to make such investments; or

               iii. an equity investment by Executive of up to 5% in any publicly traded company which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company.

        b. As used in this Agreement, the term "Business of the Company" shall include all material business activities in which the Company is engaged now or during the Applicable Non-Compete Period, which are: (i) telephony gateways in the United States, Ukraine, Kazakhstan, Russia, China and Egypt; (ii) the
               acquisition of Alaska Telecom; (iii) cellular, PCS or other wireless telephony licenses and businesses for the United States, Egypt, Kazakhstan, Ukraine, China and various republics and regions of Russia; (iv) Internet service provision and local loop opportunities in the United States, Egypt, Kazakhstan, Ukraine, China and Russia; (v) funding and/or vendor financing from NTS, Qualcomm, Ericcson and Motorola; (vi) paging and cable TV licenses for the entire country of Ukraine; (vii) a billing system the United States, Egypt, Kazakhstan, Ukraine, China and Russia; (viii) a long distance in country project for the national railway system of Ukraine; (ix) communications tower site management business in the United States, Ukraine, Kazakhstan, Egypt, China and Russia; and (x) Internet service provision in the United States, Egypt, Kazakhstan, Ukraine, China and Russia. The term "Business of the Company" shall not include the business and activity currently conducted by Blue Sky International L.L.C., which consists entirely of (i) marketing and reselling telecommunications services and (ii) providing consulting services to carriers, networks, telephone companies and prepaid telephone card companies (the "Business of Blue Sky").

       c. Executive hereby recognizes and acknowledges that the existing Business of the Company extends throughout a number of countries, including Ukraine, Russia, China, Egypt and Kazakhstan and most states of the United States, and therefore agrees that the covenants not to compete contained in this Section 6 shall be applicable in and throughout such countries and states, as well as throughout such additional areas, states or countries in which the Company may be (or has prepared written plans to be) doing business as of the date of termination of the Executive's employment. The Executive further warrants and represents that, because of his varied skill and abilities, he does not need to compete with the Business of the Company and that this Agreement will not prevent him from earning a livelihood and acknowledges that the restrictions contained in this Section 6 constitute reasonable protections for the Company.

        d. As used in this Section 6, "Applicable Non-Compete Period" shall mean all periods of employment hereunder and that period of one year following the termination of Executive's employment hereunder.

7.      Trade Secrets and Confidential Information

               Executive recognizes and acknowledges that certain information including, without limitation, information pertaining to the financial condition of the Company, its systems, methods of doing business, agreements with customers or suppliers or other aspects of the Business of the Company or which is sufficiently secret to derive economic value from not being disclosed ("Confidential Information") may be made available or otherwise come into the possession of the Executive by reason of his employment with the Company. Accordingly, the Executive agrees that he will not at any time disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever or make use to his personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Board of Directors. The Executive shall, upon termination of employment, return to the Company all documents which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this Section 7, the Executive's obligations under this Section 7 shall not, after termination of the Executive's employment with the Company, apply to information which has become generally available to the public without any action or omission of the Executive (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Company who is not authorized to make such disclosure shall be deemed to remain confidential and protectable by the Executive under this Section 7).

8.      Severability

               The invalidity or unenforceability of any term of this Agreement shall not affect the validity or enforceability of this Agreement or any of its other terms; and this Agreement and such other terms shall be construed as though the invalid or unenforceable term(s) were not included herein, unless the effect would be to vitiate the parties' fundamental purposes in entering into this Agreement.

9.      Breach

               The Executive hereby recognizes and acknowledges that irreparable injury or damage shall result to the Company in the event of a breach or threatened breach by the Executive of any of the terms of provisions Section 6 or 7 hereunder, and the Executive therefore agrees that the Company shall be entitled to an injunction restraining Executive from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for breach or threatened breach of this Agreement, including but not limited to, the recovery of damages from the Executive and, if the Executive is an employee of the Company, the termination of his employment with the Company in accordance with the terms and provisions of this Agreement.

10.     Arbitration

               All controversies which may arise between the parties hereto including, but not limited to, those arising out of or related to this Agreement shall be determined by binding arbitration applying the laws of the State of Delaware as set forth in Section 14 hereof. Any arbitration pursuant to this Agreement shall be conducted in Philadelphia, Pennsylvania before the American Arbitration Association in accordance with its arbitration rules. The arbitration shall be final and binding upon all the parties (so long as the award was not procured by corruption, fraud or undue means) and the arbitrator's award shall not be required to include factual findings or legal reasoning. Nothing in this Section 10 will prevent either party from resorting to judicial proceedings if interim injunctive relief under the laws of the State of Delaware from a court is necessary to prevent serious and irreparable injury to one of the parties, and the parties hereto agree that the federal and state courts located in Philadelphia, Pennsylvania shall have exclusive subject matter and in personam jurisdiction over the parties and any such claims or disputes arising from the subject matter contained herein.

11.     Remedies Cumulative

               Except as otherwise expressly provided herein, each of the rights and remedies of the parties set forth in this Agreement shall be cumulative with all other such rights and remedies, as well as with all rights and remedies of the parties otherwise available at law or in equity.

12.     Counterparts

               This  Agreement  may  be  executed  via  facsimile   transmission
signature and in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13.     Waiver

               The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. To be effective, any waiver must be contained in a written instrument signed by the party waiving compliance by the other party of the term or covenant as specified. The waiver by either party of the breach of any term or covenant contained herein, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

14.     Governing Law

               This Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflict of laws.

15.     Complete Agreement

               This Agreement constitutes the complete and exclusive agreement between the parties hereto which supersedes all proposals, oral and written, and all other communications between the parties relating to the subject matter contained herein.

16.     Warranties

               The Executive represents, warrants, covenants and agrees that he has a right to enter into this Agreement, that he is not a party to any agreement or understanding whether or not written which would prohibit or restrict his performance of his obligations under this Agreement and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using.

17.     Notice

               Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and sent by registered mail or nationally recognized overnight carrier, to the parties at the following addresses:

                             To the Company at:

                             Frederick A. Moran, Chief Executive Officer
                             VDC Corporation Ltd.
                             27 Doubling Road
                             Greenwich, CT  06830

                             with a copy to:

                             Stephen M. Cohen, Esquire
                             Buchanan Ingersoll Professional Corporation
                             Eleven Penn Center, 14th Floor
                             1835 Market Street
                             Philadelphia, PA  19103

                             To the Executive at:

                             --------------------------------
                             --------------------------------
                             --------------------------------

18.     Key Man Insurance

               The Company shall have the right to obtain what is commonly known as "Key Man Insurance" on the life of the Executive in such amount as the Company deems appropriate. The Executive agrees to cooperate in all manner in the obtaining of such a policy. All expenses involved in connection with the obtaining and maintaining of such a policy shall be that of the Company.

19.     Due Authorization

               The Company represents to the Executive that this Agreement has been duly authorized and approved by the Board of Directors of the Company.

20.     Assignment

               This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. This Agreement may not be assigned to any third party without the written consent of all parties to the assignment.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of this __ day of ______, 1998.

ATTEST:                           VDC CORPORATION LTD.

_______________________________   By:_________________________________
                 , Secretary         Frederick A. Moran, Chief Executive Officer

WITNESS:                          EXECUTIVE:

-------------------------------   -----------------------------------